UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

A. Schulman, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

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SUPPLEMENT TO PROXY STATEMENT

MAY 30, 2018

This supplement to proxy statement, dated May 30, 2018 (which we refer to as this supplement), is a supplement to the proxy statement, dated May 11, 2018 (which we refer to as the proxy statement), and first mailed to stockholders on or about May 15, 2018, which is the proxy statement of A. Schulman, Inc. (which we refer to as A. Schulman) for the special meeting of stockholders, scheduled to be held on June 14, 2018, at 11:00 a.m. (ET), at the Sheraton Suites Akron Cuyahoga Falls, 1989 Front Street, Cuyahoga Falls, Ohio 44221, related to the proposed acquisition of A. Schulman by LyondellBasell Industries N.V. This supplement contains important supplemental information to the proxy statement and should be read in conjunction with the proxy statement. This supplement does not change the proposals to be considered at the special meeting, which are described in proxy statement. Terms used and not defined in this supplement have the respective meanings ascribed to such terms in the proxy statement.

Subsequent to mailing of the proxy statement to stockholders, A. Schulman discovered that an inadvertent error was made in disclosing the aggregate number of shares of A. Schulman common stock issued and outstanding, and entitled to vote, as of May 7, 2018, the record date for the special meeting. The proxy statement indicated that 29,526,887 shares of A. Schulman common stock were issued and outstanding as of the record date, which erroneously included 17,735 shares relating to restricted stock awards that previously had been awarded to persons who are now former employees of A. Schulman. Upon each such person’s termination or retirement, such awards were forfeited. Consequently, the correct number of shares of A. Schulman common stock issued and outstanding as of the record date and entitled to vote at the special meeting is 29,509,152. The reference to 29,526,887 shares of A. Schulman common stock is amended to refer to 29,509,152 shares of A. Schulman common stock on pages 5, 17, 27 (in two places), 106 and 107 (in two places) of the proxy statement.

As a result of the change to the number of shares of A. Schulman common stock issued, outstanding and entitled to vote as of the record date, the following items are amended in the section entitled “Security Ownership of Certain Beneficial Owners and Management” on page 107 of the proxy statement:

•	The percentage ownership of Black Rock, Inc. in the chart is amended by deleting the reference to 12.60% and replacing it with 12.61%.

•	The percentage ownership of The Vanguard Group, Inc. in the chart is amended by deleting the reference to 9.61% and replacing it with 9.62%.

In addition, the first sentence under the subheading “Voting by the Company’s Directors and Executive Officers” on page 28 is amended by deleting the reference to 1,022,034 and replacing it with 1,022,553 to correct an inadvertent error.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this supplement or the proxy statement, including the merger, or determined if the information contained in this supplement or the proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.